UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Protective Life Corporation

(Exact name of registrant as specified in its charter)

Delaware	95-2492236
(State of incorporation	(IRS Employer
or organization)	Identification No.)

2801 Highway 280 South

Birmingham, Alabama 35223

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
8.00% Senior Notes due 2024	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-151976

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.               Description of Registrant’s Securities To Be Registered.

This registration statement relates to the $100,000,000 principal amount (5,000,000 securities) of 8.00% Senior Notes due 2024 (the “Senior Notes”) of Protective Life Corporation (the “Registrant”).  For a description of the Senior Notes to be registered hereunder, see the information under the heading “Description of Securities—Description of Debt Securities” in the Registrant’s prospectus dated June 26, 2008, which is part of the Registrant’s registration statement on Form S-3, Registration No. 333-151976, as supplemented by the information under the heading “Description of the Notes” in the Registrant’s prospectus supplement dated October 7, 2009 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on October 8, 2009 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.  Such information is incorporated herein by reference and made a part of this registration statement.

Item 2.               Exhibits.

Exhibit No.	Description

1

Senior Indenture dated June 1, 1994 between the Registrant and The Bank of New York, as trustee, incorporated by reference to Exhibit 4(g) to the Registrant’s Current Report on Form 8-K filed with the Commission on July 1, 1994.

2	Prospectus, dated June 26, 2008, incorporated by reference to the Registrant’s Registration Statement on Form S-3 (the “1933 Act Registration Statement”) (File No. 333-151976).

3	Prospectus Supplement, dated October 7, 2009, incorporated by reference to the Registrant’s filing pursuant to Rule 424(b)(5) under the 1933 Act Registration Statement.

4

Supplemental Indenture No. 14, dated as of October 9, 2009, between Protective Life Corporation and The Bank of New York Mellon Trust Company, N.A., as successor trustee, supplementing the Senior Indenture dated June 1, 1994.

5	Form of 8.00% Senior Note due 2024 (included in Exhibit 4).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PROTECTIVE LIFE CORPORATION
/s/Steven G. Walker
Steven G. Walker
Senior Vice President, Controller and Chief Accounting Officer

Dated: October 9, 2009

EXHIBIT INDEX

Exhibit No.	Description

1

Senior Indenture, dated as of June 1, 1994, between the Registrant and The Bank of New York, as trustee, incorporated by reference to Exhibit 4(g) to the Registrant’s Current Report on Form 8-K filed with the Commission on July 1, 1994.

2	Prospectus, dated June 26, 2008, incorporated by reference to the Registrant’s Registration Statement on Form S-3 (the “1933 Act Registration Statement”) (File No. 333-151976).

3	Prospectus Supplement, dated October 7, 2009, incorporated by reference to the Registrant’s filing pursuant to Rule 424(b)(5) under the 1933 Act Registration Statement.

4

Supplemental Indenture No. 14, dated as of October 9, 2009, between Protective Life Corporation and The Bank of New York Mellon Trust Company, N.A., as successor trustee, supplementing the Senior Indenture dated June 1, 1994.

5	Form of 8.00% Senior Note due 2024 (included in Exhibit 4).